Fontanella and Babitts

CERTIFIED PUBLIC ACCOUNTANTS	534 Union Boulevard
Totowa Boro, New Jersey 07512
Tel:	(973) 595-5300
Fax:	(973) 595-5890

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-132059 and 333-119839) of our report, dated December 19, 2008, on the consolidated financial statements of Roebling Financial Corp, Inc. (the “Registrant”) at and for the fiscal year ended September 30, 2008 which report is incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

/s/Fontanella and Babitts

December 23, 2008